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EXHIBIT 2.01
                  AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 1st day of April 1999, by and among Commerce Center Corporation, a Delaware corporation ("Commerce"); Skreem.com, Corporation, a Nevada corporation ("Skreem"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of Skreem who execute and deliver the Agreement ("Skreem Stockholders"), based on the following:

                                   Recitals

     Commerce wishes to acquire all the issued and outstanding stock of Skreem in exchange for stock of Commerce in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt.

                                  Agreement

     Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I
                              EXCHANGE OF STOCK

     1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Skreem Stockholders shall assign, transfer, and deliver to Commerce, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of Skreem (the "Skreem Shares") held by Skreem Stockholders which shares shall represent all issued and outstanding shares of Skreem common stock, and Commerce agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of 16,000,000 restricted shares of Commerce common stock, par value $0.001 per share, (the "Commerce Common Stock"). Such shares of Commerce Common Stock shall be issued pro rata based on the number of Skreem Shares held and as set forth opposite the Skreem Stockholder's respective names in Exhibit A-1. All 16,000,000 shares of Commerce Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the Commerce Common Stock which may occur between the date of the execution of this Agreement and the Closing Date.

     1.02 Delivery of Certificates by Skreem Stockholders. The transfer of Skreem Shares by the Skreem Stockholders shall be effected by the delivery to Commerce at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Skreem Stockholders' expense.

     1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, Commerce will own all the issued and outstanding shares of Skreem and Skreem will be a wholly-owned subsidiary of Commerce operating under the name Skreem.com, Corporation.
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    1.04  Further Assurances.  At the Closing and from time to time thereafter, the Skreem Stockholders shall execute such additional instruments and take such other action as Commerce may reasonably request, without undue cost to the Skreem Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Skreem Shares to Commerce.

     1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before April 15, 1999, or on another date to be agreed to in writing by the parties (the "Closing Date"). The Agreement may be closed at any time following approval by a majority of the shareholders of Commerce Common Stock as set forth in Section 4.02 hereof and the Skreem Stockholders as set forth in Section 5.02. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

     1.06  Closing Events.
     (a) Commerce Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, Commerce shall deliver to Skreem at Closing all the following:

        (i) A certificate of good standing from the secretary of State of Delaware, issued as of a date within sixty days prior to the Closing Date, certifying that Commerce is in good standing as a corporation in the State of Delaware;

        (ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Commerce executing this Agreement
and any other document delivered pursuant hereto on              behalf of
Commerce;

        (iii) Copies of the resolutions of Commerce's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Commerce as of the Closing Date;

        (iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of Commerce;

         (v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of Commerce;

         (vi) Certificates for 16,000,000 shares of Commerce Common Stock in the names of the Skreem Stockholders and in the amounts set forth in Exhibit "A;" and

In addition to the above deliveries, Commerce shall take all steps and actions as Skreem and Skreem Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     (b) Skreem Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Skreem and/or Skreem Stockholder's shall deliver to Commerce at Closing all the following:

          (i) A certificate of good standing from the secretary of state of Nevada, issued as of a date within five days prior to the Closing Date certifying that Skreem is in good standing as a corporation in the State of Nevada;

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          (ii)  Incumbency and specimen signature certificates dated the

Closing Date with respect to the officers of Skreem executing this Agreement and any other document delivered pursuant hereto on behalf of Skreem;

          (iii) Copies of resolutions of the board of directors and of the stockholders of Skreem authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Skreem as of the Closing Date;

          (iv) The certificate contemplated by Section 5.03, executed by the chief operating officer of Skreem; and

          (v) The certificate contemplated by Section 5.04, dated the Closing Date, signed by the chief operating officer of Skreem.

In addition to the above deliveries, Skreem shall take all steps and actions as Commerce may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

     1.07.  Termination

     (a)This Agreement may be terminated by the board of directors of either Commerce or Skreem at any time prior to the Closing Date if:

          (i) There shall be any actual or threatened action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement;

          (ii) Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange;

In the event of termination pursuant to this paragraph (a) of Section 1.07, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

     (b) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Commerce if (i) shareholders of Commerce owning more than five percent (5%) of the issued and outstanding shares of Commerce Common Stock perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated hereby,
(ii) Skreem shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Skreem contained herein shall be inaccurate in any material respect or (iii) Commerce determines that there has been or is likely to be any material adverse change in the financial or legal condition of Skreem. In the event of termination pursuant to this paragraph (b) of this section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall bear their own costs incurred in connection with

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the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

 (c) This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Skreem if (i) shareholders of Skreem owning more than five percent (5%) of the issued and outstanding shares of Skreem Shares perfect their dissenter's rights with respect to the approval of this Agreement and the transactions contemplated hereby, (ii) Commerce shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Commerce contained herein shall be inaccurate in any material respect, or
(iii) Skreem determines that there has been or is likely to be any adverse change in the financial or legal condition of Commerce. In the event of termination pursuant to this paragraph (c) of this section 1.07, no obligation, right, remedy, or liability shall arise hereunder. All parties shall each bear their own costs incurred in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

                                 ARTICLE II
              REPRESENTATIONS, COVENANTS, AND WARRANTIES OF COMMERCE

     As an inducement to, and to obtain the reliance of Skreem, Commerce represents and warrants as follows:

     2.01 Organization. Commerce is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Commerce's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

     2.02 Approval of Agreement. Commerce has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Commerce has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Commerce shareholders and compliance with state and federal corporate and securities laws.

     2.03 Capitalization. The authorized capitalization of Commerce consists of 30,000,000 shares, of common stock, $0.01 par value, of which 4,876,000
shares are issued and outstanding.   All issued and outstanding shares of
Commerce are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Commerce.

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     2.04.  Financial Statements.

      (a) Included in Schedule 2.04 are the audited balance sheets of Commerce as of December 31, 1998, and 1997, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended September 30, 1995, and 1994, and from inception (October 31, 1985) through September 30, 1995, including the notes thereto, and the accompanying report of Andersen, Andersen and Strong; independent certified public accountants. At or prior to the Closing Date, Commerce shall deliver the unaudited balance sheet of Commerce as of March 31, 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the three months ended March 31, 1999, together with the notes thereto and representations by the principal accounting and financial officer of Commerce to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated and such financial statements shall not reflect any material changes since the December 31, 1998, financial statements.

     (b) The financial statements of Commerce delivered pursuant to Section 2.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The Commerce financial statements present fairly, in all material respects, as of their respective dates, the financial position of Commerce. Commerce did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of Commerce in accordance with generally accepted accounting principles

     (c) Commerce has filed or will file as the Closing Date all tax returns required to be filed by it from inception to the Closing Date. All such returns and reports are accurate and correct in all material respect.
Commerce has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Commerce, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which Commerce may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of Commerce, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of Commerce, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. Commerce has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on Commerce, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Commerce.

     2.05 Outstanding Warrants and Options. Commerce has no existing warrants or options, calls, or commitments of any nature relating to the authorized and unissued Commerce Common Stock.

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     2.06  Information.  The information concerning Commerce set forth in this
Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Commerce shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Skreem hereunder to be updated after the date hereof up to and including the Closing Date.

     2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent Commerce balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Commerce or (ii) any damage, destruction, or loss to Commerce (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of Commerce;

     (b) Commerce has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of Commerce; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;
(vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

     (c)Commerce has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Commerce balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Commerce; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

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     (d)  To the best knowledge of Commerce, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Commerce.

     2.08 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of Commerce, threatened by or against Commerce or adversely affecting Commerce or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Commerce does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     2.09 Compliance With Laws and Regulations. Commerce has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance
(i) could not materially and adversely affect the business, operations, properties, assets, or condition of Commerce or (ii) could not result in the occurrence of any material liability for Commerce. To the best knowledge of Commerce, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

     2.10  Material Contract Defaults.   Commerce is not in default in any
material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Commerce, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Commerce has not taken adequate steps to prevent such a default from occurring.

     2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Commerce is a party or to which any of its properties or operations are subject.

     2.12 Subsidiary. Commerce does not own, beneficially or of record, any equity securities in any other entity.

     2.13 Commerce Schedules. Commerce has delivered to Skreem the following schedules, which are collectively referred to as the "Commerce Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of Commerce as complete, true, and accurate:

     (a) A schedule including copies of the articles of incorporation and bylaws of Commerce in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors of Commerce approving this Agreement and the transactions herein contemplated;

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     (c)  A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Commerce since the most recent Commerce balance sheet, required to be provided pursuant to Section 2.04 hereof;

     (d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof; and

     (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Commerce

Schedules by Sections 2.01 through 2.12.

Commerce shall cause the Commerce Schedules and the instruments delivered to Skreem hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Commerce Schedules, certified in the same manner as the original Commerce Schedules, shall be delivered prior to and as a condition precedent to the obligation of Skreem to close.

                                 ARTICLE III
               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SKREEM

     As an inducement to, and to obtain the reliance of, Commerce, Skreem represents and warrants as follows:

     3.01 Organization. Skreem is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Skreem. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Skreem's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

     3.02 Approval of Agreement. Skreem has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Skreem have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Skreem Stockholders and compliance with state and federal corporate and securities laws.

    3.03 Capitalization. The authorized capitalization of Skreem consists of 25,000 shares, consisting of common stock, no par value, of which as of the date hereof 25,000 shares are issued and outstanding. All issued and outstanding shares of Skreem are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Skreem.

     3.04  Financial Statements.

     (a) Included in Schedule 3.04 are the audited balance sheet of Skreem as of February 28, 1999, and the related statements of operations, cash flows, and stockholders' equity for the period from inception on January 29, 1999, to February 28, 1999, including the notes thereto, and the accompanying report of Anderson, Anderson & Strong, independent certified public accountants. At or prior to the Closing Date, Skreem shall deliver the unaudited balance sheet of Skreem as of March 31, 1999, and the related statements of operations, stockholders' equity (deficit), and cash flows for the three months ended March 31, 1999, together with the notes thereto and representations by the chief operating officer of Skreem to the effect that such financial statements contain all adjustments (all of which are normal recurring adjustments) necessary to present fairly the results of operations and financial position for the periods and as of the dates indicated.

     (b) The audited financial statements delivered pursuant to Section 3.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Skreem present fairly, as of their respective dates, the financial position of Skreem. Skreem did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Skreem, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Skreem as of their respective dates and for the respective periods covered thereby.

     3.05 Outstanding Warrants and Options. Skreem has no issued warrants or options, calls, or commitments of any nature relating to the authorized and unissued Skreem Common Stock.

     3.06 Information. The information concerning Skreem set forth in this Agreement and in the schedules delivered by Skreem pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Skreem shall cause the schedules delivered by Skreem pursuant hereto to Commerce hereunder to be updated after the date hereof up to and including the Closing Date.

     3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent Skreem balance sheet described in
Section 3.04 and included in the information referred to in Section 3.06:

     (a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Skreem or
(ii) any damage, destruction, or loss to Skreem materially and adversely affecting the business, operations, properties, assets, or conditions of Skreem.

     (b)  Skreem has not (i) amended its articles of incorporation or bylaws;
(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Skreem; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

     (c) Skreem has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business;
(iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Skreem balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Skreem; or
(vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Skreem, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Skreem.

     3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Skreem balance sheet and the notes thereto, Skreem has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or un-patented, including, but not limited to the MCM chip, and assets, which are reflected in the most recent Skreem balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Skreem, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Skreem as now being conducted or as contemplated.

     3.09  Litigation and Proceedings. Except as otherwise disclosed in
Schedule 3.09, there are no material actions, suits, or proceedings pending or, to the knowledge of Skreem, threatened by or against Skreem or adversely affecting Skreem, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Skreem does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.10 Material Contract Defaults. Skreem is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Skreem, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Skreem has not taken adequate steps to prevent such a default from occurring.

     3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Skreem is a party or to which any of its properties or operations are subject.

     3.12 Governmental Authorizations. Skreem has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Skreem of this Agreement and the consummation by Skreem of the transactions contemplated hereby.

     3.13 Compliance With Laws and Regulations. Skreem has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Skreem or except to the extent that noncompliance would not result in the occurrence of any material liability for Skreem. To the best knowledge of Skreem, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

     3.14 Subsidiary. Skreem does not own, beneficially or of record, any equity securities in any other entity.

     3.15 Skreem Schedules. Skreem has delivered to Commerce the following schedules, which are collectively referred to as the "Skreem Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and Commerce as of such date, all certified by the chief executive officer of Skreem as complete, true, and accurate:

     (a) A schedule including copies of the articles of incorporation and bylaws of Skreem and all amendments thereto in effect as of the date of this Agreement;

     (b) A schedule containing copies of resolutions adopted by the board of directors of Skreem approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

     (c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Skreem since the most recent Skreem balance sheet, required to be provided pursuant to Section 3.04 hereof;

     (d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof; and

     (e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Skreem Schedules by Sections 3.01 through 3.14.

Skreem shall cause the Skreem Schedules and the instruments delivered to Commerce hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Skreem Schedules, certified in the same manner as the original Skreem Schedules, shall be delivered prior to and as a condition precedent to the obligation of Commerce to close.

                                   ARTICLE IV
                CONDITIONS PRECEDENT TO OBLIGATIONS OF SKREEM

     The obligations of Skreem under this Agreement are subject to the satisfaction of Skreem, at or before the Closing Date, of the following conditions:

     4.01 Shareholder Approval. Commerce shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this agreement including the acquisition of Skreem through the issuance of Commerce Common Stock for all of the issued and outstanding Skreem Shares, and the change of name of Commerce to Skreem.com Corporation" or such other derivation thereof as may be agreed to by the board of directors of Skreem.

     4.02 Accuracy of Representations. The representations and warranties made by Commerce in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Commerce shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Commerce prior to or at the Closing. Skreem shall be furnished with certificates, signed by duly authorized officers of Commerce and dated the Closing Date, to the foregoing effect.

     4.03 Officer's Certificates. Skreem shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Commerce to the effect that to such officers best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Commerce threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Commerce's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

     (a) This Agreement has been duly approved by Commerce's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Commerce by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Commerce pursuant to a unanimous consent;

     (b) There have been no material adverse changes in Commerce up to and including the date of the certificate;

     (c) All conditions required by this Agreement have been met, satisfied, or performed by Commerce;

     (d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Commerce have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and
     (e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Commerce, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Commerce, the operation of Commerce, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Commerce is bound or in any way contests the existence of Commerce.

     4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Commerce, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Commerce.

     4.05 Good Standings. Skreem shall have received a certificate of good standing from the secretary of state of Delaware, dated as of the date within five days prior to the Closing Date, certifying that Commerce is in good standing as a corporation in the State of Delaware.

     4.06 Other Items. Skreem shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Skreem may reasonably request.

                                   ARTICLE V
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF COMMERCE

     The obligations of Commerce under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

     5.01. Shareholder Approval. Commerce shall call and hold a meeting of its shareholders, or obtain through a majority written consent of its shareholders, whereby the shareholders of Commerce authorize and approve this Agreement and the transactions contemplated hereby.

     5.02 Skreem Shareholders. Holders of all of the issued and outstanding Skreem Shares shall agree to this Agreement and the exchange of shares contemplated by this Agreement.

     5.03 Accuracy of Representations. The representations and warranties made by Skreem and the Skreem Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Skreem shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Skreem prior to or at the Closing. Commerce shall be furnished with a certificate, signed by a duly authorized officer of Skreem and dated the Closing Date, to the foregoing effect.

     5.04 Officer's Certificates. Commerce shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Skreem to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Skreem, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Skreem's own documents, the certificate shall represent, to the best knowledge of the officer, that:

     (a) This agreement has been duly approved by Skreem's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Skreem by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Skreem pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

    (b) Except as provided or permitted herein, there have been no material adverse changes in Skreem up to and including the date of the certificate;

    (c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Skreem have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

    (d) Except as otherwise disclosed in Schedule 3.09, there is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Skreem, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Skreem, the operation of Skreem, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Skreem is bound or would in any way contest the existence of Skreem.

     5.05 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Skreem, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Skreem.

     5.06 Good Standing. Commerce shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that the Skreem is in good standing as a corporation in the State of Nevada.

     5.07 Other Items. Commerce shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as Commerce may reasonably request.

                                ARTICLE VI
                             SPECIAL COVENANTS

     6.01  Activities of Commerce and Skreem

     (a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Commerce and Skreem pursuant hereto or as permitted or contemplated by this Agreement, Commerce and Skreem will each:

     (i) Carry on its business in substantially the same manner as it has heretofore;

     (ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

     (iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

     (iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

     (v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

     (vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and st ate laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

     (b) From and after the date of this Agreement and except as provided herein until the Closing Date, Commerce and Skreem will not:

     (i)  Make any change in its articles of incorporation or bylaws;

     (ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

     (iii) Enter into any agreement for the sale of Skreem or Commerce securities without the prior approval of the other party.

     6.02 Access to Properties and Records. Until the Closing Date, Skreem and Commerce will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Skreem or Commerce and will furnish the other party with such additional financial and other information as to the business and properties of Skreem or Commerce as each party shall from time to time reasonably request.

     6.03 Indemnification by Skreem. Skreem will indemnify and hold harmless Commerce and its directors and officers, and each person, if any, who controls Commerce within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Skreem expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Commerce and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

     6.04. Indemnification by Commerce. Commerce will indemnify and hold harmless Skreem, the Skreem Stockholders, Skreem's directors and officers, and each person, if any, who controls Skreem within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Commerce expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Skreem and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

     6.05 The Acquisition of Commerce Common Stock. Commerce and Skreem understand and agree that the consummation of this Agreement including the issuance of the Commerce Common Stock to Skreem in exchange for the Skreem Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Commerce and Skreem agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

            (i) The Skreem Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring Commerce Common Stock, and that this transaction involves certain risks.

          (ii) The Skreem Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

          (iii) Skreem Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating each business.

          (iv) The Skreem Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

          (v) All information which the Skreem Stockholders have provided to Commerce or their representatives concerning their suitability and intent to hold shares in Commerce following the transactions contemplated hereby is complete, accurate, and correct.

         (vi) The Skreem Stockholders have not offered or sold any securities of Commerce or interest in this Agreement and have no present intention of dividing the Commerce Common Stock or Skreem Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

          (vii) The Skreem Stockholders understand that the Commerce Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject Commerce Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Skreem or Commerce an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Commerce Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after two years after the date the Commerce Common Stock or Skreem Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After three years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

          (viii) The Skreem Stockholders acknowledge that the shares of Commerce Common Stock , must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Commerce is not under any obligation to register the Commerce Common Stock under the Securities Act. If rule 144 is available after two years and prior to three years following the date the shares are fully paid for, only routine sales of such Commerce Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule.

Commerce is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Skreem Stockholders can sell, transfer, or otherwise dispose of such Commerce Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, Commerce' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Commerce Common Stock held by Skreem Stockholders and the certificates representing the Commerce Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

          (ix) Subject to compliance with federal and state securities laws, Commerce may refuse to register further transfers or resales of the Commerce Common Stock in the absence of compliance with rule 144 unless the Skreem Stockholders furnish Commerce with an opinion of counsel reasonably acceptable to Commerce stating that the transfer is proper. Further, unless such opinion states that the shares of Commerce Common Stock are free of any restrictions under the Securities Act, Commerce may refuse to transfer the securities to any transferee who does not furnish in writing to Commerce the same representations and agree to the same conditions with respect to such Commerce Common Stock as set forth herein. Commerce may also refuse to transfer the Commerce Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

     (b) In connection with the transaction contemplated by this Agreement, Skreem and Commerce shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Skreem Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

     (c) In order to more fully document reliance on the exemptions as provided herein, Skreem, the Skreem Stockholders, and Commerce shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Commerce or Skreem and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

     (d) The Skreem Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

     6.06 Commerce Liabilities. Immediately prior to the Closing Date, Commerce shall have no material assets and no liabilities in excess of $10,000, and all expenses related to this Agreement or otherwise shall have been paid.

     6.07 Securities Filings. Commerce shall be responsible for the preparation of a Form D and its filing with the Securities and Exchange Commission and Skreem will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

     6.08  Sales of Securities Under Rule 144, If Applicable.

     (a) Commerce will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for two years or more or such other restricted period as required by rule 144 as it is from time to time amended.

     (b) Upon being informed in writing by any person holding restricted stock of Commerce as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Commerce will certify in writing to such person that it is compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

     (c) If any certificate representing any such restricted stock is presented to Commerce's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to Commerce and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, Commerce will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144, as the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section
6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

     (d) The shareholders of Commerce as of the date of this Agreement, as well as those receiving Commerce Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

     6.09 New Board of Directors and Officers. Upon closing of the transactions contemplated by this Agreement, the current board of directors and officers of Commerce shall resign and in their place nominees of Skreem shall be appointed, subject to the approval of the suitability and qualifications of such nominees.

     6.10  Commerce Capitalization.   For a period of eighteen months from the
Closing Date, Commerce will not engage in any reverse split of its issued and outstanding Common Stock without the prior written approval of the holders of a majority in interest of the issued and outstanding Commerce Common Stock on the date of this Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.01 Brokers. Except as provided herein, Commerce and Skreem agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement. Further, Commerce and Skreem each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

     The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

     7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

     7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Delaware.

     7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to Commerce, to: Kevin J. Monson, President If to Skreem, to: Thomas Tedrow, President
Commerce Center Corporation                   Skreem.com, Corporation
1380 S. Devonshire Drive                      1110 Palmer Avenue
Salt Lake City, Utah 84108                    Winter Park, Florida 32790

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

     7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Commerce or Skreem such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

     7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     7.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

     7.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

     7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

COMMERCE CENTER CORPORATION,          SKREEM.COM, CORPORATION,
a Delaware corporation                a Nevada corporation

       /S/ signature                         /S/ signature
By:  ---------------------------      By:  -------------------------------
      Kevin J. Monson, President           Thomas Tedrow, President

STATE OF UTAH         )
                      ss.
COUNTY OF SALT LAKE   )

     On this 1st day of April, 1999, personally appeared before me Kevin J. Monson, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Commerce Center Corporation and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said Kevin J. Monson acknowledged to me that said corporation executed the same.
            /s/
      NOTARY PUBLIC

STATE OF NEVADA     )
                    ss.
COUNTY OF           )
         -----------

     On this 1st day of April, 1999, personally appeared before me Thomas Tedrow, whose identity is personally known to me and who by me duly sworn, did say that he is the President of Skreem.com, Corporation and that said document was signed by him of behalf of said corporation by authority of its bylaws, and said Thomas Tedrow acknowledged to me that said corporation executed the same.
          /s/ signature
          -------------------------
          NOTARY PUBLIC

                                  Exhibit A-1

                           Skreem.com, Corporation
                            List of Shareholders



                                               Number of Commerce
                            Number of Skreem     Shares to be
     Name of Shareholder      Shares Owner       Received in        Signature
                                                  Exchange


Tom Tedrow                                       15,040,000       /S/


Jacob Nguyen                                        160,000       /S/


Michael Reynolds                                    400,000       /S/


Jeff Reynolds                                       400,000       /S/

                                                 ----------
Total Shares                                     16,000,000
                                                 ==========